As filed with the Securities and Exchange Commission on August 31, 2011
Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YOUR INTERNET DEFENDER INC.
 (Exact name of Registrant as specified in its charter)

Nevada	7380	30-0687898
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Lisa Grossman
20 Sunrise Highway
Suite 202
Valley Stream, New York 11581
Telephone: 516- 303- 8100
 (Address and telephone number of Registrant's principal executive offices)

 c/o Lisa Grossman
20 Sunrise Highway
Suite 202
Valley Stream, New York 11581
Telephone: 516- 303- 8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 10 Union Avenue Suite 5 Lynbrook, NY 11563 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.0001 per share(1)	42,600,000	$0.05	(2)	$2,130,000	$246.60
Total	42,600,000	$0.05	(2)	$2,130,000	246.60

(1)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)  The selling shareholders will offer their shares at $.05 per share.  The price of $0.05 is a fixed price at which the selling shareholders may sell their shares until the Company’s common stock is quoted on the Over-The-Counter (the “OTC”) Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.   The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders which was $0.0025.   There is no public market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. We intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC Bulletin Board.  We do not yet have a market maker who has agreed to file such application and there can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We will not receive proceeds from the sale of shares from the selling shareholders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

YOUR INTERNET DEFENDER INC.

42,600,000 Shares of Common Stock

This prospectus relates to the resale of 42,600,000 shares of common stock, par value $0.0001, of Your Internet Defender Inc., which are issued and outstanding and held by persons who are our shareholders. The company will not receive any proceeds from these sales; the selling shareholders identified in this prospectus will receive all the proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange. The 42,600,000 shares of our common stock can be sold by selling shareholders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined arbitrarily. If all 42,600,000 shares are sold, the selling shareholders will receive an aggregate of $2,130,000 of proceeds. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2011

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “YID,”  “we,” “our” or “us” refer to Your Internet Defender Inc., unless the context otherwise indicates.

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, to engage in online brand management, focusing on offsite search engine optimization (SEO), social media reputation monitoring, and specialized brand reputation marketing. We intend to develop a full range of services, proprietary methodology and systems that will assist companies, professionals and individuals to protect and promote their brands in the most favorable manner, while attracting traffic to their desired web locations. We currently have no employees other than our officers, two of whom are also our directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our offices are currently located Your Internet Defender Inc., 20 Sunrise Highway, Suite 202,Valley Stream, New York 11581, telephone: 516-303- 8100. Our internet address is yourinternetdefender.com. Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

The Offering

Securities offered:	42,600,000 shares of common stock, par value $0.0001 per share
Offering price :
The selling shareholders purchased their shares of common stock from us at $0.0025 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.05 per share, which includes an increase from the price it was purchased.

This is a fixed price at which the selling shareholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

Shares outstanding prior to offering:	52,000,00 shares of common stock.
Shares outstanding after offering:	52,000,000 shares of common stock.

Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.
Going Concern Considerations:
The Company has a net loss of $4,162 and net cash used by operations of $4,207 and a working capital deficiency of $3,537 as of June, 30, 2011.

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	See “risk factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Financial Information

YOUR INTERNET DEFENDER INC. For the Period May 4, 2011 (Inception) to June 30, 2011 (Unaudited)
Statement of Operations Data
Total operating expenses	$6,122
Net loss	$(4,162)

Net loss per common share:
Basic and diluted	$0.00

Balance Sheet Data

Total assets	$7,793
Total liabilities	$10,355
Stockholders’ Deficiency	$(2,562)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on May 4, 2011. Although we were organized to engage in becoming an online brand management specialist, focusing on offsite search engine optimization (SEO), social monitoring, and specialized brand reputation marketing, we may not be able to successfully effectuate our business plan. We may not be able to develop  or market our services in the future in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

●	raise sufficient capital in the public and/or private markets;
●	have access to a line of credit in the institutional lending marketplace for our business;
●	respond effectively to competitive pressures; or
●	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have no revenue to offset losses.

As we have no current significant revenues, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We are a development stage company and have not commenced our planned principal operations.  The Company has no revenues and incurred a net loss of $4,162 during the period May 4, 2011 (inception) to June 30, 2011. As of June 30, 2011 we have a working capital deficiency of $3,537. Furthermore, we anticipate generating losses for the next 12 months.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 4, 2011 (inception) to June 30, 2011. Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

Our ability to generate revenue from of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing and marketing or services. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations, irrespective of competition.

Customers may not purchase our services.

Customers may not accept and use our services or may prefer the services of a competitor. Acceptance and use of our future services will depend upon a number of factors including:

●	pricing relative to competing services;
●	nature and extent of market appeal; and
●	innovativeness of the services in relation to comparable services;

There can be no assurance that we will gain market acceptance of our services. If and when commence offering our services on the market, if they fail to achieve market acceptance, our business, operating results and financial condition would be adversely affected.

Since our officers work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow down our operations and may reduce our financial success. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of approximately $275,000 to fund our planned activities for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  The inability to raise the required capital will restrict our ability to grow and may force us to delay, scale back or cease expenditures for our research and development and commercialization programs, or grant rights to third parties to develop and market technologies that we would otherwise prefer to develop and market ourselves, thereby reducing the ultimate value of those technologies to us.

If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We will rely on strategic relationships to promote our services and if we fail, to develop, maintain or enhance these relationships our financial position could be harmed.

Our ability to provide our services to small and medium sized businesses depends significantly on our ability to develop, maintain or enhance our strategic relationships with these potential customers. In the beginning of operations, there will be a marketing challenge for YID. The Company and its identity are newly formed; therefore, the Company is unknown in the marketplace and won't benefit from immediate name recognition. Our inability to develop, maintain or enhance strategic relationships to promote our services could have a material adverse effect on our financial position and results of operations or cash flow.

We face intense competition from other companies on a number of factors, including price, and we expect competition to increase in the future and we may not be able to successfully compete.

Competition among companies that offer similar services may result in increased costs for the acquisition marketing, shortages of skilled contractors, decrease in prices, and increases in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial position. If we cannot respond to changes in market conditions as swiftly and effectively as our competitors, our business and financial position will be adversely affected. If a well-financed competitor emerges in the industry it could materially affect our business.

Because our industry is highly competitive and has low barriers to entry, we may lose market share to larger companies that are better equipped to weather deterioration in market conditions due to increased competition. Our industry is highly competitive and fragmented, is subject to rapid change and has low barriers to entry. We may in the future compete for potential customers from other providers of our products or services. Some of these competitors may have significantly greater financial, technical and marketing resources and greater name recognition than we have.

Failure to keep up with research and development or with changes to the search engine algorithms could adversely harm our business.

 There is a certain risk that we may fall behind our competition in terms of keeping up with the current online search engine trends and industry developments. Competitors would then be in a position to take our clients. Clients would also using drop our services if they felt that new technology or services could not be accommodated. Dissatisfaction or performance problems with our services could negatively affect our reputation. Such factors could adversely affect our revenues, as our clients or potential clients may choose to do business with our competitors.

Our business depends on a strong brand, and failing to maintain and enhance our brand would hurt our ability to expand.

Maintaining and enhancing our brand is critical to expanding our base of patrons. We believe that the importance of brand recognition will increase due to the relatively low barriers to entry in our industry.  If we fail to maintain and enhance our brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing our brand will depend largely on our ability to be competitive and to provide a high-quality services and products to our patrons.

We will place emphasis on building our digital businesses and failure to fulfill this undertaking would adversely affect our business prospects.

 Our growth depends to a significant degree upon the development of our digital business. In order for our digital businesses to grow and succeed over the long-term, we must, among other things:

•	significantly increase our online traffic and revenue;
•	attract and retain a base of frequent visitors to our Web sites;
•	respond to competitive developments while maintaining a distinct brand identity;
•	attract and retain talent for critical positions;
•	maintain and form relationships with strategic partners to attract more consumers;
•	continue to develop and upgrade our technologies; and
•	bring new product features to market in a timely manner.

We cannot assure that we will be successful in achieving these and other necessary objectives. If we are not successful in achieving these objectives, our business, financial condition and prospects could be adversely affected.

We have no proprietary intellectual property rights. Since barriers to entry are minimal, if we do not obtain proprietary software solutions we will not be able to our business. Accordingly, we may not be able generate sufficient revenues.

We currently do not have any proprietary or intellectual property. Accordingly, if we are unable to distinguish our services and attract and maintain clients, we will not be able to generate sufficient revenues to maintain a viable business.

Our officers and directors have no experience in online brand management and we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Due to the lack of experience by our management in the online brand management specialist business, our officers may make wrong decisions and choices. Those who we sub-contract may not deliver or may deliver services which we cannot market or sell. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

RISK FACTORS RELATING TO OUR COMMON SHARES

The issuance of shares in this offering, as well as any future issuances, will reduce investors’ percent of ownership and dilute our share value.

Our Articles of Incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $.0001 per share, of which 52,000,000 shares are currently issued and outstanding. As discussed in the “Dilution” section above, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

☐	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

☐	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

☐	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

☐	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Because we do not intend to pay any cash dividends on our shares of common stock, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 1,000,000 shares of "blank check" preferred stock, none of which are issued and outstanding. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems.

Currently we have no employees, If and when we hire employees our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses. In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling shareholders of the Company of up to 42,600,000 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.0025 per share to the selling shareholders in private placements conducted in July and August 2011 pursuant to the exemptions from registration under the Securities Act provided by Regulation D the Securities Act. As of August 18, 2011, the Company terminated the offering having sold 42,600,000 shares offered in the private placement and raised $106,500 in gross proceeds.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.0025 plus an arbitrarily determined increase.
Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of August 29, 2011, by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares each selling shareholder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling shareholders at a purchase price of $0.05 per share in a private placement held from July 2011 through August 2011, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act.  None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our affiliates. The information provided below regarding the selling shareholder was provided to us from such particular shareholder.

The percentages below are calculated based on 52,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common Shares owned by the Selling	Number of Shares Offered by Selling Security	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering
Name of Selling Security Holders	Security Holder	Holder	# of Shares	% of Class
Amed International (2)	5,025,000	5,025,000	0	0
Small Cap Consultants (3)	5,025,000	5,025,000	0	0
Anatoly Yurovsky	5,025,000	5,025,000	0	0
Zachary Grossman	5,000,000	5,000,000	0	0
Special Times for Special Needs (4)	5,000,000	5,000,000	0	0
Tanya Kogan (5)	4,950,000	4,950,000	0	0
Roza Kogan (5)	4,600,000	4,600,000	0	0
Chabad of Parkland (4)	2,800,000	2,800,000	0	0
Priority One (4)	1,075,000	1,075,000	0	0
SLMR Irrevocable 2011 Charitable Trust (6)	600,000	600,000	0	0
Specialists in Otolaryncology (7)	300,000	300,000	0	0
Vals International, Inc. (8)	300,000	300,000	0	0
Beth Englard	225,000	225,000	0	0
Arnold Fischman (9)	200,000	200,000	0	0
Melvin Fischman(9)	200,000	200,000	0	0
JD Advisors, LLC (10)	200,000	200,000	0	00
Steve Liechtung	200,000	200,000	0	0
Byblos Enterprises(11)	120,000	120,000	0	0
Artem Avakian	100,000	100,000	0	0
Ben Belch	100,000	100,000	0	0
Harry Billet	100,000	100,000	0	0
Chabad of Bucks County(4)	100,000	100,000	0	0
Dawn Lagomarsino	100,000	100,000	0	0
Avraham Halpern(12)	100,000	100,000	0	0
Concord Resources LLC(13)	100,000	100,000	0	0
Rich Molinsky	100,000	100,000	0	0
Saadia Shapiro	100,000	100,000	0	0
Yehuda Shemtov	100,000	100,000	0	0
Marcus Weitz	100,000	100,000	0	0
Carol Blisko	75,000	75,000	0	0
Mark Fenster	50,000	50,000	0	0
Larry Levitan (14)	50,000	50,000	0	0
Robert Lubin	50,000	50,000	0	0
Mimi Consulting Corp. (15)	50,000	50,000	0	0

Joe Sorbara	50,000	50,000	0	0
Sharon Duftler	25,000	25,000	0	0
Felix Elinson	25,000	25,000	0	0
Gerald Gartner	25,000	25,000	0	0
Yaakov Halpern(12)	25,000	25,000	0	0
Alan Heller	25,000	25,000	0	0
IDD Internet Services, Inc.(16)	25,000	25,000	0	0
J&N Invest, LLC (17)	25,000	25,000	0	0
Alex Lemberg	25,000	25,000	0	0
Marjorie Group, LLC (18)	25,000	25,000	0	0
Len Brenner(19)	20,000	20,000	0	0
Melvin Brenner(19)	20,000	20,000	0	0
Avigayil Azman	10,000	10,000	0	0
John Bober	10,000	10,000	0	0
Challah Fairy (20)	10,000	10,000	0	0
Eugene Fernandez	10,000	10,000	0	0
Five Towns Ventures, Inc. (21)	10,000	10,000	0	0
Sheldon Greenspan	10,000	10,000	0	0
Stu Hershkowitz	10,000	10,000	0	0
Linda Ingbar	10,000	10,000	0	0
Kalman Isacs	10,000	10,000	0	0
Meyer Jeger	10,000	10,000	0	0
Matthew Levitan (14)	10,000	10,000	0	0
Esther Miller	10,000	10,000	0	0
Efy Schlisser	10,000	10,000	0	0
Scott Wigley	10,000	10,000	0	0
Gene Stricker	10,000	10,000	0	0

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)
Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period and is based on 52,000,000 shares of common stock issued and outstanding as of August 29, 2011.

(2)	Ben Welwart has sole voting and dispositive power with respect to shares held by Amed International.
(3)	Ryan Mendonca has sole voting and dispositive power with respect to shares held by Small Cap Consultants.
(4)	These entities are non-profit charity organizations recognized by the Internal Revenue Service as 501(c)(3) corporations
(5)	Tanya and Roza Kogan have a mother-daughter in law relationship.
(6)	Allen Weisshas sole voting and dispositive power as the trustee with respect to shares held by the SLMR Trust.

(7)	Howard Berg has sole voting and dispositive power with respect to shares held by Specialists in Otolaryncology.
(8)	Vladislav Avakian has sole voting and dispositive power with respect to shares held by Vals International.
(9)	Arnold and Melvin Fischman are brothers.
(10)	Kelly and James Altucher havevoting and dispositive power with respect to shares held by JD Advisors.
(11)	Richard and Manual Goldschmidt have voting and dispositive power with respect to shares held by Byblos Enterprises.
(12)	Avraham and Yaakov Halpern are father and son, respectively.
(13)	Steven Klaver has sole voting and dispositive power with respect to shares held by Concord Resources.
(14)	Matthew and Lawrence Levitan are father and son, respectively.
(15)	Marina Afra has sole voting and dispositive power with respect to shares held by Mimi Consulting.
(16)	Jon Doneson has sole voting and dispositive power with respect to shares held by IDD Internet Services.
(17)	Jeff Rubin has sole voting and dispositive power with respect to shares held by J&N Invest.
(18)	Daniel Wainstein has sole voting and dispositive power with respect to shares held by Marjorie Group.
(19)	Melvin and Len Brenner are father and son, respectively.
(20)	Hannah Fisher has sole voting and dispositive power with respect to shares held by Challah Fairy.
(21)	Lenore Davis Fisher has sole voting and dispositive power with respect to shares held by Five Towns Ventures.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until our shares of common stock are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.05 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $.0025 plus an arbitrary increase.

 Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling shareholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.0001, of which 52,000,000 shares are issued and outstanding as of August 29, 2011.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our company.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 1,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.
DESCRIPTION OF BUSINESS

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, in order to become an online brand management specialist, focusing on offsite search engine optimization (SEO), social monitoring, and specialized brand reputation marketing. We intend to develop a full range of services, proprietary methodology and systems that will help companies, professionals and individuals protect and promote their brands in the most favorable manner and attract more traffic to their desired web locations.

The Internet is a utility for every life transaction, but it also threatens privacy and personal reputation. The explosion of consumer content on social channels like Facebook and search has awakened people to the reality that they need a way to control what is being said about them online.

Our Company will strive to establish itself toward helping consumers accurately represent themselves online as search and user-generated content continue to dominate the Web. We aim to provide all consumer segments — including professionals, business owners, social Web enthusiasts, parents and more – with solutions to control their online reputations and protect against Internet stalking, identity theft/impersonation and other online threats.

Principal Service and Markets

YID hopes to offer a full spectrum of reputation and privacy solutions service to safeguard and remove private, personal information from the Internet; and protection for false and malicious online attacks.  While many companies engaging in the business of reputation management focus on moving relevant content to the top of Google results (“quick-fix” solution), YID’s business will focus on finding a more permanent and far reaching result, which will help professionals grow their businesses online and improves job seekers’ chances of gaining employment.

Having only positive relevant information displayed is crucial for any online business, as we believe that persons decide whether or not to do business exclusively based on the results of an online search engine inquiry.  By the same token, it is equally important for individuals to have their best “image” displayed during an online search, improving their professional presentation and, thus, giving them a higher probability of securing a job and / or potential business opportunity.

YID also intends to help parents stay informed of their children’s whereabouts online. Our service solutions will also assist customers in identity management by removing personal identifiable information from Internet databases.

Our ability to identify, access and, in a way, affect online information helps interested parties to preserve safety of their valuable data being displayed.  It has been our experience that most people / organizations may not even be aware that certain information is in fact available online, despite their best efforts to keep that information private.  Our ability to provide such data location is critical in their attempts to control that process

Summary of Services

Our service suite will include reputation management and monitoring services; quick response services, negative suppression, social media marketing campaigns; and measurements.

Reputation Management: Reputation management is the process of identifying what other people are saying and feeling about you or your business; and taking action to ensure that the end result satisfies your goals. Social media monitoring is also important for reputation management.

Reputation Management involves improving search results using optimization and viral marketing. Reputation Management is more important than ever as buying decisions are decided by what is found on the internet. Where two products resemble each other, often selected is the expensive brand based on the brands reputation.

Visibility and high rank indexing with positive publicity which displaces negative publicity is usually the goal or reputation management services. This will results in an increase in positive web presence, helping the customer to own top spots in search results. Reputation management enables customers to protect and manage their reputation and brand, becoming actively involved in the outcome of search engine results.

Reputation Management is critical when considering fiscal implications. Reputation management through analyzing and improving search results can prevent the loss of business or career and ensure ongoing success for you and/or your business.

Social Media Monitoring Service: We intend to offer comprehensive, automated reputation monitoring products for our customers which will allow them to learn who is talking about them, their brands, company or products on websites, videos, news, blogs and social networks.

It is crucial in today’s world that you have a positive Web presence both personally and professionally. YID intends to create a team of Internet Experts who will work around the clock and use proprietary methodology to monitor search engine results and mentions on websites, blogs, social networking and online directories. Our team of Internet Experts will comb the Web for negative mentions of our customers’ name or their companies and interact on forums, blogs and social networking site with positive content to set the record straight.

Our Reputation Management and Monitoring services will consist of a onetime fee and an on-going monthly maintenance and monitoring fee. Competitors or ex-employees could file hundreds of new defaming reports and it would not matter. Our Internet search engine will work around the clock to find these reports and remove them from the search engine results. YID will check customers' search results daily and make sure that not only are their old references are not appearing in search engine results, but we also guarantee no new reports will threaten their positive search results. The on-going monitoring and maintenance program not only keeps any new negative posts from appearing, but it also drives more traffic to customers website and keeps the search engine results filled with positive information about our customers and their companies.

As we are able to identify and access sources of negative information on any given topic / keyword, we are equally able to provide alternative content to replace or add to existing information.

Search Engine Reputation Management (SERM): Search Engine Reputation Management (SERM) involves both search engine marketing and search engine optimization. Unhappy consumers, political groups, competitors and disgruntled employees may have an interest in posting negative information about you and your company. SERM takes control of search engine results employing optimization as well as marketing to manage and control damaged corporate identities and reputations on the internet. Our basic strategy in this regard is to optimize the positive information in such a way as to make it substantially more relevant and presentable on behalf of the customer, while making any negative data less visible, and thus less relevant in terms of search engine results.

Online Reputation Management (ORM): Online Reputation Management involves both marketing and public relations along with search engine marketing. Visibility and high search engine indexing with good publicity which displaces negative publicity is the goal. This results in a increase in positive web presence, helping you own top spots in search engine rankings. Online Reputation Management enables you to protect and manage your reputation and brand becoming actively involved in the outcome of search engine results. Reputation Monitoring research and analysis may also be considered Online Reputation Management.

Online Identity Management (OIM): Online identity management (OIM) is a set of methods for generating a distinguished presence of a person or brand on the Internet. That presence could be reflected in any kind of content that refers to the person or brand.

Search Engine Image Protection (SEIP): Also known as search engine reputation management, combines the expertise of Search Engine Marketing (SEM) and Public Relations, and is designed to protect a company or brand against incorrect negative publicity via the Internet. By using SEIP strategies to push potentially damaging information out of the top search engine rankings, marketers hope to protect their brand image and make a good impression on Internet users. (http://en.wikipedia.org/wiki/Search_engine_image_protection)

Professional Branding: Professional branding is the process by which people and their careers are marked as brands. Also known as online image management is a set of methods for generating a respectable presence of a person on the Internet. That presence could be reflected in any kind of content that refers to the person, including participation in blogs, personal web sites, social media, pictures or video.

Brand Management: Brand Management is the application of marketing techniques to a specific product, product line, or brand. It seeks to increase the product’s perceived value to the customer and thereby increase brand franchise and brand equity. Traditional media, social media, blogs, forums and other groups can leave you vulnerable if you are not involved.

Social Media Marketing Campaigns: Social Media Marketing (SMM) is a strategy that encourages individuals to pass on a quality marketing message to others, creating a self-replicating process in the message’s exposure and influence. It involves a process of creating a community online or gaining increased awareness of your brand or product in existing online communities. It combines the objectives of Internet Marketing with social networking sites such as Facebook, Flickr, Twitter, LinkedIn, and Digg. These social media communities connect people who share common interests and can be used as places to put out their online marketing message. In today’s web-based world consumers are looking to find a community around their services so that they can make a purchase decision based on what others are saying and how the company has interacted with them. The benefits of SMM include surges of traffic and hundreds of new backlinks that can help in SEO/SMO efforts, along with exposure to a new audience.

Call To Action (creating brand awareness, community chatter, surveys, customer opinions, giveaways and other campaigns to generate positive buzz)

Quick Response Services –We are not simply monitoring existing online information, but also creating ways to attract new online and social attention, ways to engage new customers.

Ability to quickly respond to keyword strings found; Ability to instantly engage targeted discussion space through the use of pre-established networks / proprietary web locations
Ability to disperse / disseminate desired information quickly and efficiently

Negative Suppression -

•
It goes beyond simple monitoring; we would become an active participant in the discussion space, engaging the group as one of the “insiders”, simply sharing our opinion on the topic in question, instead of “selling” it to the group.

Increasing the level of relevance of positive / desired Google search engine items

Decreasing the visibility of negative search engine items

Measurements –Need to enable customers to measure the effectiveness of their social undertakings, which can be measured in terms of new followers, subscribers and responses.  YID has designed tools to help its customers and clients measure the effectiveness of their custom designed campaigns   The success and effectiveness of most social campaigns is normally measured by the number of online followers the company acquires as a result (in case of social engagement campaigns), or the number of responses / comments to the company's outgoing message / solicitation (in case of Call to Action campaign).

Marketing and Implementation Strategy

Your Internet Defender  has outlined a three-stage strategy for expanding its services and operations.

1.	Direct Marketing Efforts.

A sales force will be created, soliciting YID’s product lines to the appropriate client base.

2.	Alliances with Existing PR & Reputation Firms. Demonstrated performance and proven ability will position YID to receive sub-contracted business from other established PR & Reputation Management Firms.

3.	Customer Referrals & Incentives. As a rule, given solid level of past performance, a steady amount of referrals and suggested business may be expected.

SWOT Analysis

The following diagram summarizes how our SWOT analysis defines the Key Success Factors of the Market and Distinctive Competencies of Your Internet Defender Inc.

Strengths	Weaknesses	Distinctive Competencies
Skills in online marketing, communications, customer engagement, search engine ranking / optimization.
Local presence in major markets.  Vast international network of connections and entrepreneurial relationships.
	Limited initial resources. Substantial competition. Limited track record.	Vast connections, substantial knowledge base, existing online assets and resources.
Opportunities	Threats	Key Success Factors
Large # of businesses / individuals in the U.S. and abroad in need of the product. Bad performance by competitors creates marketplace opportunity.	Small budgets Low barriers to entry Well funded competitors	Core strengths in marketing / strategy Corporate Image focus. Business relationships

Differential Advantage

Your Internet Defender will create a value proposition based on the following differential advantage ideas:

•	Focus on helping corporate brands and high net worth individuals to establish andmaintain proper online image;
•	Practical, actionable, short- and long-term strategy assistance;
•	Local presence for availability and overseas presence for minimization of costs;
•	Broad skill base combining A+ training with small business experience.

Pricing Strategy

To simplify billing to clients and to ensure sufficient flow of initial business, Your Internet Defender, Inc.  will work on a fixed pricing structure.  YID will determine the standard pricing structure for each deliverable based on hourly estimates and fees.  This will be expressed to the client as a per-deliverable fixed price in a quote. Clients can determine which deliverables they would like to purchase. YID will charge the quoted price even if we have underestimated hours, to maintain credibility with budget-conscious corporate clients.

In time, YID may consider alternative pricing arrangements, or potentially all equity-payments for specific projects.  Additionally, YID will offer cost-effective maintenance services that will provide ongoing revenue streams and ensure customer loyalty.  It is anticipated that most clients will sign-up for our six-month contracts, followed by a lengthy period of maintenance.

Marketing & Strategic Alliances

YID’s marketing efforts will focus on developing our credibility. Our services will be targeted to corporations of various sizes, well-established and new brands, as well as individuals.  We will use search engine marketing, top industry trade shows, trade publications, referrals, publicity and media to reach our target audiences.  YID has offices in New York and Philadelphia.  We plan to publish multiple white papers and publications to develop our image and establish ourselves as a global leader in the Social Marketing/Reputation Management industry.

Our Strategy

Management believes that the Company will be able to generate revenues from set up fees and monthly service fees.

Setup Fees:  YID intends to charge a primary service fee for the set-up of client websites, social media, blogging and videos.

Monthly Service Fees:  Most clients will pay a monthly service fee after set-up on a contractual basis.

The Company believes that on the average set-up fees will range between $3,000 and $25,000 and the average monthly service fees will range from $2,500 - $10,000.  As we grow and attract larger corporations as clients, we anticipate that our average fee per client will increase.

YID currently has two clients for which it provides the services outlined above. As a result of the efforts of our officers, we currently generate $6,000 on a monthly basis from Mytrack.com for search engine online optimization services and from Game Face Gaming, Inc. (OTC BB: IKCC), we received $3,900 for such services. We do not have formal contracts with either of these two clients. Game Face Gaming, is a public reporting company in which Yitz Grossman, the husband of Lisa Grossman, our president and a director, is a consultant and in which Punim Chadoshos, one of our founders, is a significant shareholder.

Competition

While there are many companies and sites that are in the business of social marketing and reputation management, presently, none of these companies provide the identical mix of the services that YID intends to offer. Some of the key players in this social marketing and reputation management industry are: Reputation.com; Reputationmanagementconsultants.com; Reputationprofessor.com; Internet Business Group.com. All these companies focus on helping consumers accurately represent themselves online as search and user-generated content continue to dominate the Web. Our competitors businesses are geared towards removing the negative search engine content from the first page on a short-term basis.  Our plan is to make a significantly more permanent and far reaching service offering, as opposed to a short-term “quick-fix” solutions.

Our industry is highly competitive and fragmented, is subject to rapid change and has low barriers to entry. We may in the future compete for potential customers from other providers of our services. Some of these competitors may have significantly greater financial, technical and marketing resources and greater name recognition than we have. Competition among companies that offer similar services may result in increased costs for the acquisition marketing, shortages of skilled contractors, decrease in prices, and increases in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial position..

Governmental Regulations

Currently there are no governmental regulations affecting this industry.

Employees

We have no employees other than our executive officers, who are also our directors.  All functions including development, strategy, negotiations and administration are currently being provided by our executive officers at rates described below in the Executive Compensation section of this prospectus.

DESCRIPTION OF PROPERTY

The Company’s executive offices consist of approximately 100 square feet of office space provided to us by Ms. Grossman and are located at 20 E Sunrise Highway, Suite 202, Valley Stream, New York 11581, telephone: 516-303-8100.  We also have an office at 65 Golf Club Drive, Longhorne, Pennsylvania 19047, 267-994-7838 with approximately 100 square feet. We currently do not pay rent for such space.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of August29, 2011, there were 52,000,000 common shares issued and outstanding, which were held by 71 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Your Internet Defender Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, to engage in the business of an online brand management specialist, focusing on offsite search engine optimization (SEO), social monitoring, and specialized brand reputation marketing. The Company intends to develop a full range of services, proprietary methodology and systems that will assist companies of various sizes, professionals and individuals to protect and promote their brands in the most favorable light, while attracting traffic to their desired web locations.

Plan of Operation

Over the course of the next 3 months, YID plans to complete its new corporate website, http://www.yourinternetdefender.com integrating additional customer-oriented features, as well as automated systems, allowing for easier client management.  We will also focus on  expanding our tech personnel, enabling us to handle additional clientele, while servicing the existing high-end accounts.

Over the course of the next 6-12 months, YID will continue to actively search for new corporate and high-end individual clients.  We will also aggressively establish relationships with numerous public relations and law firms, offering to provide our services to their existing and future customers and clients.  We also plan to invest into the expansion of our proprietary technology  base, offering new automated services to online customers, thus enabling us to mass-market new product offerings in addition to our current consulting-type services.

Results of Operations for the period from May 4, 2011 (inception)June 30, 2011

As of August 29, 2011, we had approximately $81,370 in cash. We believe that such funds will not be sufficient to effectuate our plans over the next twelve months.  We will need to seek additional capital for the purpose of financing our development and marketing efforts.

Revenues

We are in a development stage and generated revenues during the period from May 4, 2011 (inception) through June 30, 2011 of $2,000.

Total operating expenses

During period from May 4, 2011 (inception) to June 30, 2011, the total operating expenses were $6,122, which includes costs of sales of $3,368, imputed officers' compensation of $1,600 and general and administrative expenses of $1,154.

Net loss

During the period from May 4, 2011 (inception) to June 30, 2011, we had a net loss of $4,162.

Liquidity and Capital Resources

As of June 30, 2011, we had cash balances of $4,818. We do not believe that such funds will be sufficient to fund our expenses over the next twelve months.

There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since we have no other such arrangements or plans currently in effect, our inability to raise funds for the above purposes will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Our balance sheet as of June 30, 2011 reflects cash in the amount of $4,818 and a $2,000 accounts receivable. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

We do not have sufficient resources to effectuate our business plan. We expect to incur a minimum of $275,000 in expenses during the next twelve months of operations. We estimate that this will be comprised mostly of industry unique expenses of approximately $105,000, $106,000 towards marketing materials and sales. Additionally, approximately $62,000 will be needed for general overhead expenses such as for reimbursed expenses, corporate legal and accounting fees, office overhead and general working capital. Accordingly, we will have to raise the funds to pay for these expenses. We might do so through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. We potentially will have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Website Development Costs
ASC Topic 350, “Intangibles – Goodwill and Other” requires that goodwill and intangible assets having indefinite lives not be amortized, but instead be tested for impairment at least annually. Intangible assets determined to have definitive lives are amortized over the remaining useful lives. As of June 30, 2011, the Company capitalized $975 of website development costs. There is no amortization expense as the website has not yet been placed into service.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized as the services are performed and when the price is fixed and determinable, persuasive evidence of an arrangement exists, and collectability of the resulting receivable is reasonably assured. For all service contracts, revenue is recognized when the online services are performed and the amounts are earned.

Allowance for Doubtful Accounts

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest, although finance charges may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. The Company does not generally require collateral for trade receivables.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Webb & Company, P.A. is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Lisa Grossman	48	President and Director

Gabriel Solomon	37	Treasurer, Secretary and Director

Lisa Grossman has been the Secretary of Enterologics, Inc. since its inception on September 2, 2009. Enterologics is an early stage pre-revenue generating company registered with the SEC currently involved with the development of live biotherapeutic products for gastrointestinal disorders. Ms. Grossman has been the Vice President of The Meister Group, a private financial consulting firm since July 2004.

Gabriel Solomon has been the photographer and photo editor at the Life Capture Images since July 2006.

Through their own business activities and experiences both directors have come to understand that in today’s business environment, online brand and reputation management, coupled with search engine optimization – both on and off site, along with other related efforts, are the keys to building and maintaining corporate brands and personal reputations. The directors will seek out individuals with relevant experience to operate and build the company.

There are no familial relationships among any of our officers or directors.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Webb & Company, P.A.  We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent”.

EXECUTIVE COMPENSATION

Since our incorporation on May 4, 2011, Lisa Grossman has been our President and a Director. We have no formal employment or consulting agreement with Ms. Grossman. Ms. Grossman has not received any compensation for her services as an officer and director to the Company at any time.

Since our incorporation on May 4, 2011, Gabriel Solomon has been our Secretary and a Director, and since August 1, 2011 our Treasurer. We have no formal employment or consulting agreement with Mr. Solomon. Mr. Solomon has not received any compensation for his services as an officer and director at any time.

Since our incorporation on May 4, 2011, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Lisa Grossman (2)	2011	0	0	0	0	0	0	0	0
Gabriel Solomon (3)	2011	0	0	0	0	0	0	0	0

 (1) Represents the period from May 4 (Inception) to June 30, 2011.

(2) Lisa Grossman has been serving as our Director and President since our inception on May 4, 2011.

(3) Mr. Grossman has been serving as our director and secretary since our inception on May 4, 2011 and as our treasurer since August 1, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 29, 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 52,000,000 shares of our common stock issued and outstanding as of August 29, 2011.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o 20 East Sunrise Highway, Valley Stream, NY.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Lisa Grossman (1)	Common	4,200,000	8.08%

Gabriel Solomon	Common	200,000	Less than 1%

Punim Chadoshos, LLC(2)	Common	5,000,000	9.62%

Directors and Officers as a Group (2 persons)	Common	4,400,000	8.46%

(1)           Includes 4,000,000 shares purchased by Yitz Grossman, the husband of Lisa Grossman, our president and director, and 200,000 shares purchased by Lisa Grossman at a purchase price of par value per share.

(2)           Irving Bader is the trustee of the trust which owns all of the issued and outstanding membership interests of Punim Chadoshos, LLC, a  New York limited liability company. Mr. Bader is the father of Lisa Grossman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 2, 2011, we borrowed $10,000 from Arevim, Inc., a corporation affiliated with Lisa Grossman, our President and director. The loan along with 5% annual interest was due and payable on September 30, 2011. On August 16, 2011 we repaid $10,040 to Arevim.

On July 25, 2011, we issued 4,200,000 shares of our common stock to Lisa Grossman, our President and a director of the Company.  These shares were issued in exchange for $420. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Ms. Grossman is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 25, 2011, we issued 200,000 shares of our common stock to Gabriel Solomon, our secretary and a director of the Company.  These shares were issued in exchange for $20. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Solomon is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 25, 2011, we issued 5,000,000 shares of our common stock to Punim Chadoshos, LLC.  These shares were issued in exchange for $500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Irving Bader is the trustee of the trust which owns all of the issued and outstanding membership interests of Punim Chadoshos, LLC, a  New York limited liability company. Mr. Bader is the father of Lisa Grossman. Mr. Bader is an accredited investor and founder of the Company who had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

We receive $3,900 from Game Face Gaming, a company for which Yitz Grossman, the husband of Lisa Grossman, is a consultant and in which Punim Chadoshos is a significant shareholder.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$3,000

SEC registration fee	$246.60

Legal fees and other expenses*	$7,500

Total	10,746.60
______
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Webb & Company, P.A., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	42	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	43	BALANCE SHEET AS OF JUNE 30, 2011

PAGE	44	STATEMENT OF OPERATIONS FOR THE PERIOD FROM MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

PAGE	45	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

PAGE	46	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

PAGES	47-52	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Your Internet Defender, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Your Internet Defender, Inc. (a development stage company) (the “Company”) as of June 30, 2011 and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period from May 4, 2011 (Inception) to June 30, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Your Internet Defender, Inc. (a development stage company) as of June 30, 2011 and the results of its operations and its cash flows for the period from May 4, 2011 (Inception) to June 30, 2011 then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company is in the development stage with a net loss since inception of $4,162, used net cash in operating activities through inception of $4,207, and has a working capital deficiency of $3,537 as of June 30, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 22, 2011

FINANCIAL STATEMENTS

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JUNE 30, 2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,818
Accounts receivable, net	2,000
TOTAL CURRENT ASSETS	6,818

Website development costs, net	975

TOTAL ASSETS	$7,793

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$315
Accrued interest - related party	40
Notes payable - related party	10,000

TOTAL LIABILITIES	10,355

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.0001 par value, 1,000,000 share authorized, none issued and outstanding	$-
Common stock, $0.0001 par value, 150,000,000 shares authorized, no shares issued and outstanding	-
Additional paid in capital	1,600
Accumulated deficit during development stage	(4,162)

TOTAL STOCKHOLDERS' DEFICIENCY	(2,562)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$7,793

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

REVENUE	$2,000

OPERATING EXPENSES
Cost of revenues	3,368
Officers' compensation	1,600
General and administrative expense	1,154
Total Operating Expenses	6,122

LOSS FROM OPERATIONS	(4,122)

OTHER EXPENSES
Interest Expense	40

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(4,162)

Provision for Income Taxes	-

NET LOSS	$(4,162)

Net loss per share - basic and diluted	$(0.00)
Weighted average number of shares outstanding during the period - basic and diluted	-

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

BALANCE, May 4, 2011 (Inception)	-	$-	-	$-	$-	$-	$-

Non cash compensation	-	-	-	-	1,600	-	1,600

Net loss, for the period May 4, 2011 (Inception) to	-	-	-	-	-	(4,162)	(4,162)
June 30, 2011

BALANCE, June 30, 2011	-	$-	-	$-	$1,600	$(4,162)	$(2,562)

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,162)

Adjustments to reconcile net loss to net cash used in operating activities:
In-kind compensation	1,600
Changes in Operating Assets and Liabilities:
Increase in accounts receivable	(2,000)
Increase in accounts payable	315
Increase in accrued interest	40

Net Cash Used In Operating Activities	(4,207)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of website development costs	(975)

Net Cash Used in Investing Activities	(975)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related party	10,000
Net Cash Provided By Financing Activities	10,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,818

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,818

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Taxes	$-
Interest	$-

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

NOTE 1	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, to engage in online brand management, focusing on offsite search engine optimization (SEO), social media reputation monitoring, and specialized brand reputation marketing. We intend to develop a full range of services, proprietary methodology and systems that will assist companies, professionals and individuals to protect and promote their brands in the most favorable manner, while attracting traffic to their desired web locations.

Activities during the development stage include developing the business plan and raising capital.

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that could effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At June 30, 2011 the Company did not have any balances that exceeded FDIC insurance limits.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized as the services are performed and when the price is fixed and determinable, persuasive evidence of an arrangement exists, and collectability of the resulting receivable is reasonably assured. For all service contracts, revenue is recognized when the online services are performed and the amounts are earned.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

Allowance for Doubtful Accounts

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest, although finance charges may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. The Company does not generally require collateral for trade receivables.

At June 30, 2011 management considers all accounts receivable collectable and has not made a provision for doubtful accounts.

Website Development Costs

ASC Topic 350, “Intangibles – Goodwill and Other” requires that goodwill and intangible assets having indefinite lives not be amortized, but instead be tested for impairment at least annually. Intangible assets determined to have definitive lives are amortized over the remaining useful lives. As of June 30, 2011, the Company capitalized $975 of website development costs. There is no amortization expense as the website has not yet been placed into service.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Fair Value of Financial Instruments

The carrying amounts of the Company's accounts receivable, accounts payable, accrued expenses and notes payable - related party approximate fair value due to the relatively short period to maturity for these instruments.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

Concentration of Credit Risk

The Company’s financial instruments that are exposed to the concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivables.  The Company’s places its cash with high quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.  Cash and cash equivalents held in a bank may exceed federally insured limits at year end and at various points during the year.

The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

As of June 30, 2011, 100% of the Company’s sales and accounts receivable were from one customer.

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.”  As of June 30, 2011 there were no common share equivalents outstanding.

 Recent Accounting Pronouncements

ASU No. 2011-02; A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (“TDR”).  In April, 2011, the FASB issued ASU No. 2011-02, intended to provide additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring. The amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and are to be applied retrospectively to the beginning of the annual period of adoption. As a result of applying these amendments, an entity may identify receivables that are newly considered impaired. Early adoption is permitted. The Company intends to adopt the methodologies prescribed by this ASU by the date required, and is continuing to evaluate the impact of adoption of this ASU.

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements.  In April, 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee.

The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.   In May, 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed.  This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs.  The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income.  In June, 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recency of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

NOTE 2	NOTES PAYABLE - RELATED PARTIES

On June 2, 2011 a related party loaned $10,000 to the Company for initial start-up costs. The note is unsecured, carries an interest rate of 5% per annum, and matures on September 30, 2011.   As of June 30, 2011 the Company recorded accrued interest of $40 on the note payable. (See note 4).

NOTE 3	STOCKHOLDERS' EQUITY

(A) Preferred Stock

In June 2011, the Company amended its Articles of Incorporation to authorize 1,000,000 shares of preferred stock with a par value of $0.0001 with rights and preferences to be determined by the Board of Directors.

(B) Common Stock

In June 2011, the Company amended its Articles of Incorporation to authorize 150,000,000 shares of common stock with a par value of $0.0001.

(C) In-Kind Contribution

For the period ended June 30, 2011, two directors of the Company contributed services having a fair value of $1,600 (See Note 4).

NOTE 4	RELATED PARTY TRANSACTIONS

On June 2, 2011 a related party loaned $10,000 to the Company for initial start-up costs. The note is unsecured, carries an interest rate of 5% per annum, and matures on September 30, 2011.  As of June 30, 2011 the Company recorded accrued interest of $40 on the note payable (See Note 2).

For the period ended June 30, 2011, two directors of the Company contributed services having a fair value of $1,600 (See Note 3(C)).

NOTE 5	INCOME TAXES

Deferred tax attributes resulting from differences between financial accounting methods and tax bases of assets and liabilities at June 30, 2011 are as follows:

Noncurrent Assets:
Net operating loss carry-forwards	$989
Valuation Allowance	(989)
Net Deferred Tax Asset	$-

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

As of June 30, 2011 the Company had a net operating loss carry-forward of approximately $2,560 available to offset future taxable income through 2031. The increase in the valuation allowance was $989. Utilization of the net operating loss carry-forwards may be limited in accordance with Internal Revenue Code Section 382 in the event of certain shifts in ownership.

The reconciliation of federal statutory income tax rate to our effective income tax rate is as follows:

	Amount	Percent
Tax income at Federal Statutory Rate	$(797)	34.00%
State Taxes, net of Federal Benefit	(192)	4.62%
Change in Valuation Allowances	989	(38.62	) %
	$-

NOTE 6	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with a net loss since inception of $4,162, used cash in operating activities through inception of $4,207 and has a working capital deficiency of $3,537 as of June 30, 2011. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7	SUBSEQUENT EVENTS

On July 25, 2011, the Company issued 9,400,000 to three founders at $0.0001 price per share for cash of $940. The company issued an additional 42,600,000 shares of common stock to various parties for cash of $106,500 from July 1, 2011 through August 22, 2011.

On August 16, 2011, the Company repaid a $10,000 note payable to a related party.  The repayment included $42 of accrued interest.

The Company has evaluated all subsequent events from the balance sheet through August 22, 2011, which represents the date these financial statements are available to be issued.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$246.60
Legal fees and miscellaneous expenses (*)	$7,500
Accounting fees and expenses (*)	$3,000
Total (*)	$10,746.60
________
(*) Estimated.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On July 25, 2011, we issued 4,200,000 shares of our common stock to Lisa Grossman, our President and a director of the Company.  These shares were issued in exchange for $420. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Ms. Grossman is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 25, 2011, we issued 200,000 shares of our common stock to Gabriel Solomon, our secretary and a director of the Company.  These shares were issued in exchange for $20. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Solomon is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 25, 2011, we issued 5,000,000 shares of our common stock to Punim Chadoshos, LLC.  These shares were issued in exchange for $500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Irving Bader is the trustee of the trust which owns all of the issued and outstanding membership interests of Punim Chadoshos, LLC, a  New York limited liability company. Mr. Bader is the father of Lisa Grossman. Mr. Bader is an accredited investor and founder of the Company who had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Each of the above persons is considered a "promoter" under the rules and regulations of the SEC. None of the above promoters received, or is to receive, anything from the Company, either directly or indirectly, other than the shares of the Company stated above.

Between July 11, 2011 and August 22, 2011, the Company issued an aggregate of 42,600,000 shares at a purchase price of $0.0025 per share. The offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in this offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant filed on May 4, 2011

3.2	Certificate of Correction to the Articles of Incorporation, filed June 3, 2011

3.3	By-Laws of Registrant

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered

23.1	Consent of Webb & Company, P.A.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i.    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the  undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Stream, State of New York, on August 29, 2011.

YOUR INTERNET DEFENDER INC.

By:	/s/ Lisa Grossman
Name: Lisa Grossman
Title: President, and Director
(Principal Executive Officer)

By:	/s/ Gabriel Solomon
Name: Gabriel Solomon
Title: Treasurer and Secretary and Director
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa Grossman, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

August 29, 2011	/s/ Lisa Grossman	Lisa Grossman	President and Director

August 29, 2011	/s/ Gabriel Solomon	Gabriel Solomon	Treasurer, Secretary, and Director